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                                                                    EXHIBIT 23.2

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-08895) of Martin Marietta Materials, Inc. and related Offering Circular Prospectus of Lockheed Martin Corporation, and to the incorporation by reference therein of our report dated January 23, 1996, with respect to the consolidated financial statements of Lockheed Martin Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.



                                                ERNST & YOUNG LLP

September 10, 1996
Washington, DC